SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): October 3, 2001


                            THE SERVICEMASTER COMPANY
             (Exact Name of Registrant as Specified in Its Charter)



             Delaware                    1-14762                  36-3858106
  (State or Other Jurisdiction      (Commission File          (I.R.S. Employer
of Incorporation or Organization)      Number)            Identification Number)



       One ServiceMaster Way, Downers Grove, Illinois                 60515
          (Address of Principal Executive Offices)                 (Zip Code)


Registrants telephone number, including area code:  (630) 271-1300


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

     On October 4, 2001, The ServiceMaster Company, a Delaware corporation (the COMPANY), announced that it had entered into a Purchase Agreement with ARAMARK Corporation, a Delaware corporation (BUYER), pursuant to which the Company has agreed to sell to Buyer its Management Services division and certain other related businesses, as contemplated therein, for a purchase price of $800 million in cash.

     A copy of the press release issued by the Company on October 4, 2001 is filed as an exhibit hereto and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

         Not applicable.

(b)      PRO FORMA FINANCIAL INFORMATION:

         Not applicable.

(c)      EXHIBITS:

         99.1     Press release issued by the Company on October 4, 2001.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     THE SERVICEMASTER COMPANY


Date:  October 4, 2001                          By:  /s/  Steven C. Preston
                                                   ----------------------------
                                                        Steven C. Preston
                                                   Executive Vice President and
                                                      Chief Financial Officer


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                                  EXHIBIT INDEX
Exhibit
Number      Description of Exhibit
-------     ----------------------
 99.1       Press release issued by the Company on October 4, 2001.






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